UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 14, 2008
F.N.B. CORPORATION
(Exact name of registrant as specified in its charter)
FLORIDA
(State or Other Jurisdiction of Incorporation)

001-31940	25-1255406

(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148

(Address of Principal Executive Offices)	(Zip Code)
(724) 981-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
     On February 14, 2008, F.N.B. Corporation (“FNB”) entered into a definitive agreement and plan of merger to acquire Iron & Glass Bancorp, Inc. (“IRGB”), a bank holding company and parent of Iron & Glass Bank, located in Pittsburgh, Pennsylvania. FNB will acquire IRGB in a merger transaction valued at approximately $86.1 million. Under the terms of the merger agreement, IRGB will merge with and into FNB, and shareholders of IRGB will be entitled to receive either $75.00 cash or 5.00 shares of FNB common stock, or a combination of cash and shares, for each share of IRGB common stock, subject to a proration of 45% cash and 55% stock, if either cash or stock is oversubscribed. The transaction is expected to be completed during the third quarter of 2008, pending regulatory approvals, the approval of shareholders of IRGB and the satisfaction of other closing conditions.
     The merger agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated by reference herein.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
Exhibits:

10.1	Agreement and Plan of Merger dated as of February 14, 2008 between F.N.B. Corporation and Iron & Glass Bancorp, Inc.

99.1	Press release dated February 15, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION (Registrant)

By: Name:	/s/ Brian F. Lilly Brian F. Lilly
Title:	Chief Financial Officer
(Principal Financial Officer)
Dated: February 15, 2008